Argentex Mining issues common shares on exercise of broker warrants

Vancouver, B.C., November 3, 2010 -- Argentex Mining Corporation (“Argentex”) (TSX-V: ATX, OTCBB: AGXM) announces that it has issued an aggregate total of 258,128 common shares to two investment banks upon exercise of broker warrants at an exercise price of $0.72 per share for total proceeds of $185,852.  These broker warrants were initially issued as partial payment of fees owed to the two investment banks for services rendered in a brokered private placement that was completed on November 27, 2009.

The shares issued are "restricted securities” under the United States Securities Act of 1933, as amended, and are subject to a hold period of at least six months from the date they are issued.

FURTHER INFORMATION:
Ken Hicks, President
Argentex Mining Corporation
1-866-594-7687
info@argentexmining.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.